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                                                                   Exhibit 15-A

                     Independent Accountants' Review Report

Board of Directors
National Steel Corporation

We have reviewed the accompanying condensed consolidated balance sheet of National Steel Corporation and subsidiaries, debtor-in-possession, (the Company) as of September 30, 2002, and the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 2002 and 2001, the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2002 and 2001, and the condensed consolidated statement of stockholders' deficit for the nine-month period ended September 30, 2002. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of National Steel Corporation and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended (not presented herein), and in our report dated January 30, 2002 (except for Notes 1 and 5, as to which the date is March 11, 2002), we expressed an unqualified opinion on those consolidated financial statements. However, our report on those consolidated financial statements includes an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as more fully described in Notes 1 and 5 to those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2001, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



                                      Ernst & Young LLP

Indianapolis, Indiana
November 8, 2002